Exhibit 10.18

                      [Letterhead of Shoney's, Inc.]


June 12, 2001

Rick Arras
Shoney's Restaurant Division
1717 Elm Hill Pike
Nashville, TN 37210

Dear Rick:

On behalf of the Board of Directors of Shoney's, Inc., I want to thank you for your service to Shoney's, Inc. and the "Shoney's" Restaurant Division.

After recently adopting a new severance policy, upon further review, it came to our attention that your severance rights had not, in our opinion, been appropriately documented or appropriately reflected in the newly adopted policy. Accordingly, this is to advise you that if your are terminated "without cause", you will receive a continuation of your then current base salary for fifty-two weeks (52) weeks or the period of base salary continuation provided in the current Shoney's, Inc.'s severance policy, whichever is longer. All other terms and conditions set forth in the Shoney's, Inc.'s severance policy (including the "Severance Rules/Conditions) will apply to any receipt by you of severance from the Company.

Your loyal service has been and continues to be appreciated.

Very truly yours,

/s/ William M. Wilson

William M. Wilson
Chairman